UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PIPER JAFFRAY COMPANIES

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PIPER JAFFRAY COMPANIES 2009 Proxy Solicitation: Amended Incentive Plan

2 CAUTION REGARDING FORWARD-LOOKING STATEMENTS Statements included in this presentation that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, statements other than historical information or statements of current condition and may relate to our future plans and objectives and results. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors identified under "Risk Factors" in Part I, Item 1A and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2008, and as updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov). Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update forward-looking statements in light of new information or future events.

3 AMENDED INCENTIVE PLAN Requesting additional 1.5 million shares. No other changes to 2003 Annual and Long-Term Incentive Plan. Additional shares will be used primarily to make restricted stock grants for our February 2010 annual incentive grants pertaining to 2009 compensation. Approximately 350,000 shares will be designated for additional strategic hiring in 2009. We have factored into the share request the volatility of our stock price to provide for adequate shares through Feb. 2010. As of Mar. 18 the 52-wk range of our stock price was $18.51-$45.99 (close on Mar. 18: $27.01). Stock price has a significant impact on the number of shares required. Overview (in millions) Plan shares available 0.4 (as of March 5, 2009) 2009 annual award (1.0) 2009 strategic hiring (0.4) Net share shortage @ $20.00 (1.0) Net share shortage @ $30.00 ( .5) Net share shortage @ $15.00 (1.3) Anticipated Share Usage

4 BUILDING EMPLOYEE OWNERSHIP BUILDING EMPLOYEE OWNERSHIP We firmly believe that employee ownership drives shareholder value. We have successfully increased employee ownership since our spin-off from U.S. Bancorp in December 2003. Principally through annual equity incentive awards, based on performance criteria. 10-50% of an employee's annual incentive is awarded in restricted stock; the more senior the position, the higher the proportion of equity that is received. 2008 incremental performance-based grant of 362,037 shares to our executive Leadership Team. 2008 incremental retention grants to key producers of 246,995 shares. Ownership continues to lag our peers and is below our goal of a low-30% range Equity is critical to our long-term strategy PJC Employee Ownership Comparative Employee Ownership1 1 From most recently available company SEC filings or management presentations 2 Includes management ownership through FBR Group 2 Comparative Executive Ownership1 Average = 36% Average = 10%

5 ANNUAL INCENTIVE COMPENSATION We reduced year-over-year headcount by 13%, net of significant strategic hiring. Preserved senior, client-facing professionals. In total, incentives were reduced by 49% year-over-year. Guarantees largely matured at the end of 2008, providing a more variable compensation model for 2009. Our Compensation Committee determined, in conjunction with the CEO's recommendation, that none of the eleven members of the Leadership Team would receive a bonus for 2008. Leadership Team incentive compensation is profitability-based. In 2009, our objective is to shift individual performance and incentive goals for employees other than the Leadership Team to a business unit profitability-based structure from a revenue-based model. In 2009 we will also be evaluating longer term changes to our compensation program, including reviewing base salaries and aligning incentive compensation with firm profitability. We took appropriate action in 2008 regarding compensation

6 ANNUAL INCENTIVE COMPENSATION Total compensation is comprised of base salary and an annualincentive. Performance goals are established at the beginning of each year. Incentive compensation is determined at the end of each year, based on performance against the goals. Performance-based incentive is divided between cash and equity. The equity grants have three-year cliff vesting, which provides a retention element. As total compensation increases, the equity portion of incentive compensation also generally increases. Leadership Team members historically have received approximately 40-50% of their annual incentive compensation in equity awards. Our Compensation Committee determined, in conjunction with the CEO's recommendation, that none of the eleven members of the Leadership Team would receive a bonus for 2008. Over the past five years, we have granted equity awards, on average, to approximately 38% of our employees as part of their annual compensation. Equity is in lieu of - not in addition to - annual cash incentive compensation

7 HISTORIC STRATEGIC HIRING OPPORTUNITY Extended public finance with team of 13 in CA. Added presence in Connecticut and Virginia. Added Media, Telecommunications and Entertainment (MET) sector with team of 10. New head of Industrials and Financial Sponsor coverage. Added to financial restructuring team (1). New head of investment research. Electronic equity trading, including new head (3). Additional talent in equity and fixed income sales and trading (16). Added equity research analysts in HC, Business Services, MET, and Clean Tech (8). Strategic Hires Institutional Brokerage Investment Banking Public Finance Recruited 47 senior professionals in 2008. Used approximately 200,000 shares for key recruits. We continue to see available highly qualified talent at attractive terms and have designated an additional 250,000 in 2009 for key recruits.

8 DILUTION Potential dilution from the additional authorized shares would be 7.6% based on 1.5 million shares requested and 19,669,6011 shares issued and outstanding as of March 10, 2009. We have more than offset dilution from past grants. Our tangible book value per share has increased to $36.17 at Dec. 31, 2008 from $18.93 at Dec. 31, 2003, the time of our spin-off. We are cognizant of shareholder concerns about dilution Shares Returned or Repurchased 1Includes February 2009 annual incentive grant related to 2008 performance Year Shares Granted Under Incentive Plan Shares Returned to Plan or Repurchased During Fiscal Year Shares Issued and Outstanding at Fiscal Year End 2004 872,664 44,749 19,865,146 2005 1,420,271 1,487,228 19,782,621 2006 898,229 2,462,296 18,544,719 2007 829,859 1,903,715 17,483,635 2008 2,280,336 874,144 18,851,209 Total 6,301,339 6,772,132 N/A

9 INCENTIVE PLAN Our objective of achieving a meaningful level of employee ownership has resulted in our current overhang and burn rate. We compare favorably to our direct middle market peer firms. Equity Plan Peer Comparison Source: Piper Jaffray calculations using Dec. 31, 2008 10K data

10 INCENTIVE PLAN AND AWARDS Our executive Leadership Team members do not have employment agreements or change of control agreements. As we have disclosed in our proxy statement, perks for management are negligible and commensurate with those available to other employees. Leadership Team incentive compensation is directly related to performance against established objectives and operating income-in 2008 no member of the Leadership Team received annual incentive compensation. Leadership Team historically has received 40-50% of their annual incentive compensation in equity awards. Key Compensation Practices

11 INCENTIVE PLAN AND AWARDS Vesting is determined by the Compensation Committee; historically all employee awards have three-year cliff vesting. Awards are subject to cancellation for, among other things, termination for cause or failing to comply with certain post-termination restrictions. Incentive Plan is the only equity plan that permits us to grant equity awards. Directors and executive officers are subject to stock ownership guidelines. Leadership Team: 7x base salary for the CEO and 2x-6x base salary for other members, within five years after becoming subject to the guidelines. As of Jan. 2, 2009, all of the members met the guidelines based on 2009 salary levels and the date of their appointment to the Leadership Team. Leadership Team is subject to a share retention policy requiring members to hold at least 50% of the shares awarded to them through our incentive plan. Currently, Leadership Team members hold 100% of all shares that have been awarded to them. Incentive Plan prohibits the grant of stock options at a price below fair market value and the repricing of stock options without shareholder approval. Review of key provisions

APPENDIX Additional Business Information

SECURITIES FIRM FOUNDED IN 1895

PiperJaffray

Services for:

Corporate & Institutional Clients

- Investment Banking
- Institutional Equity Sales & Trading
- Equity & Debt Capital Markets
- Structured Products
- Equity & Fixed Income Research

Public Finance

- Public Finance
- Municipal Sales
- Municipal Underwriting & Trading
- Derivative Products
- Real Estate Loan Syndications

Investment Management

- Traditional Institutional Asset Management (FAMCO)
- Alternative Products (Private Capital)
- Merchant Banking

Recent key milestones

2008	Sea change in capital markets landscape yielding unprecedented opportunities for middle market firms
2007	Acquired Goldbond Capital Holdings Limited, a Hong Kong-based investment bank. Acquired Fiduciary Asset Management.
2006	Sold Private Client Services to UBS Financial Services. Redirected business strategy to building the leading middle market investment bank.
2003	Became an independent, publicly held company following a spin-off from U.S. Bancorp
1998	Acquired by U.S. Bancorp in a cash transaction valued at $730 million.
Prior to 1998	Independent, public company.

GUIDES FOR THE JOURNEY. | PiperJaffray.

14 FOCUSED, HIGHLY EXPERIENCED MANAGEMENT TEAM Piper Jaffray Leadership Team (Named Executive Officers) Andrew Duff Chairman and Chief Executive Officer With the Firm since 1980 President of Piper Jaffray from 1996 to 2003 and Chairman and CEO post spin-off from U.S. Bancorp Bachelor's degree in economics from Tufts University and attended the Advanced Executive Program at the J.L. Kellogg Graduate School of Management. Tom Schnettler Vice Chairman and Chief Financial Officer More than 20 years of experience with the Firm Previously Head of Corporate and Institutional Services Former investment banker and Head of Investment Banking; built the Piper Jaffray Health Care Investment Banking group into one of the largest in the U.S. Graduate of St. John's University and Harvard Law School Deb Schoneman Chief Financial Officer Joined the Firm in 1990 Served as Treasurer and held several senior finance management positions, including finance director of both equity and fixed income capital markets Bachelors degree in finance from Minnesota State University in Mankato and MBA from University of St. Thomas Jon Salveson Head of Investment Banking More than 10 years of experience with the Firm Previously a Health Care investment banker with Piper Jaffray and was instrumental in beginning a west coast presence for Piper Jaffray's Health Care practice Graduate of St. Olaf College and received a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University Bob Peterson Head of Equities More than 10 years of experience with the Firm Previously Head of Private Client Services and, prior to that, was Head of Equity Research Joined the firm as an Equity Research Analyst BBA from the University of St. Thomas

15 FOCUSED, HIGHLY EXPERIENCED MANAGEMENT TEAM Piper Jaffray Leadership Team (Cont.) Brad Winges Head of Fixed Income Services More than 18 years with the Firm, all in municipal sales and trading Now head of investment grade sales, trading, underwriting and high- yield sales Bachelor's degree in economics from University of Wisconsin Madison David Wilson CEO, Piper Jaffray Ltd. Joined the firm in 2001; named CEO of Piper Jaffray Ltd. in 2005 Responsible for European institutional sales, trading and investment banking operations Significant investment banking experience in the U.K. health care sector; previously held senior investment banking positions at ING Barings, BTAB/Deutsche Bank and UBS Warburg Bachelor's degree from Cambridge University Frank Fairman Head of Public Finance Services More than 20 years of experience with the Firm Former investment banker responsible for a wide variety of bond issues throughout the western United States Bachelor's degree from Yale University and MBA from the Wharton School of the University of Pennsylvania Todd Firebaugh Chief Administrative Officer Previously, held product and general management positions at Citigroup, JP Morgan Chase and, most recently, U.S. Bancorp Bachelor's degree from Cornell University and MBA from New York University Jim Chosy General Counsel Previously, was vice president, associate general counsel and secretary of U.S. Bancorp Prior to joining U.S. Bancorp, was a lawyer for Deluxe Corporation and the law firm of Dorsey & Whitney LLP Bachelor's degree from the University of Wisconsin-Madison and law degree from the University of Minnesota Alex Ko Head of Piper Jaffray Asia Joined Piper Jaffray as part of the firm's 2007 acquisition of Hong Kong-based Goldbond Capital Holdings Limited, which he founded in 2003 More than 25 years of experience in banking and corporate finance in China and Hong Kong; previously served as the chairman of corporate finance business at BNP Paribas Peregrine Capital Limited Bachelor's degree from The Chinese University of Hong Kong

16 FINANCIAL INFORMATION-CONTINUING OPERATIONS Net Revenues Pre-Tax Margin 1 See Slide 18 for a reconciliation of non-GAAP financial measures Diluted EPS Compensation Ratio Compensation Ratio 1 1 1 1 1 1 1 Restated Restated Restated Restated Restated Restated Restated Restated 1

Net Revenues ($ in mm) Pre-Tax Margin Net Revenue Growth Peer Summary Peer Summary 2008 Peer Comparison (GAAP) 17

18 In 2008, Piper Jaffray Companies recorded a $130.5 million goodwill impairment, a $33.9 million loss related to its tender option bond program, and a $17.9 million restructuring charge. In 2006 the Company recognized a $21.3 million benefit from a reduction of a litigation reserve, and in 2005 it recognized an $8.6 million restructuring charge. Management believes that excluding the impact of these items increases the comparability of period-to- period results and allows for a more meaningful representation of results from continuing operations. The following table sets forth a reconciliation of net income from continuing operations, earnings per diluted common share from continuing operations, income from continuing operations before income tax expense, and the ratio of income from continuing operations before income tax expense to net revenues, excluding the impact of the noted items in the relevant years. FOOTNOTE (1)